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                                                                    EXHIBIT 10.3

ALL SECTIONS MARKED WITH TWO ASTERISKS ("**") REFLECT PORTIONS WHICH HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE REGISTRANT AS PART OF A REQUEST FOR CONFIDENTIAL TREATMENT.


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT, dated February 6, 1996, is made and entered into among Financial Pacific Insurance Group, Inc., a Delaware corporation. Financial Pacific Insurance Company, a California corporation, and Financial Pacific Insurance Agency, a California corporation (Financial Pacific Insurance Group, Financial Pacific Insurance Company and Financial Pacific Insurance Agency are hereinafter referred to collectively as "Companies" and singularly as "Company"), and Robert C. Goodell ("Executive").

                                   RECITALS:

               A. Each of the Companies desires to employ the Executive as its Chief Executive Officer.

               B. The Executive desires to commit himself to serve the Companies on the terms herein provided.

          NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below the parties hereto agree as follows:

     1.   Employment.

          (a) Subject to the provisions of Section 6, including Section 6(d) which permits the Companies to terminate the Executive for any reason at any time, the Companies shall employ the Executive and the Executive shall enter the employ of the Companies, for the period set forth in this Section 1 unless sooner terminated in accordance with the provisions of this Agreement, in the positions (or comparable positions) set forth in Section 2 and upon the other terms and conditions herein provided. The initial term of employment under this Agreement (the "Initial Term") shall be for the period beginning on the date of this Agreement and ending on February 6, 1997, unless earlier terminated as provided in Section 6.

          (b) At the expiration of the Initial Term and each anniversary thereafter, the term of this Agreement shall automatically be extended for an additional year ("Extension Term") unless any party shall have given written notice to the other part at least 90 days prior to the end of the Initial Term or the Extension Term, as the case may be, that it does not desire to extend the term of this Agreement. If the Executive's employment term under this Agreement is extended from an Extension Term, it shall thereafter or during any Extension Term be terminable (other than upon expiration) only as provided in
Section 6. References herein to the "Term of Employment" of this Agreement shall refer to both such Initial Term and any Extension Term.

     2.   Position and Duties.

          (a) During the Term of Employment, the Executive shall serve in the following positions:

               (i) the Chief Executive Officer of each of the Companies and shall have such duties, functions, responsibilities and authority as are consistent with the Executive's position as the senior executive officer in charge of the general management, business and affairs with the Companies, and

               (ii) a Director of the Board of Directors of the Companies (collectively, "Boards," singularly, "Board"); provided, however, the Executive shall have no right to serve on the Boards and the stockholders of each Company shall retain all rights to remove Executive from its Board at any time in accordance with the Company's bylaws.



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          (b)  During the Term of Employment, the Executive shall be a full-time employee of the Companies and shall devote substantially all of his business time and attention to the performance of his duties to the Companies.

     3. Employment contract Dated September 7, 1993 Superseded. This Agreement supersedes the employment agreement made and entered into among M.L. Oates Insurance Company, Property Managers Insurance Services and the Executive.

     4. Place of Performance. In connection with his employment during the Term of Employment, the Executive shall be based at the principal executive offices of the Companies located in Sacramento, California. Notwithstanding the foregoing, Executive shall undertake normal business travel on behalf of the Companies, the reasonable expenses of which shall be paid by the Companies.

     5.   Compensation and Related Matters.

          (a) Annual Base Salary. The Executive shall receive a base salary ("Annual Base Salary") at a rate of $225,000 per annum for the Initial Term, and thereafter at a rate to be negotiated between the Executive and the Boards, but in no event less than $225,000 per annum.

          The Annual Base Salary shall be payable in accordance with the Company's normal payment practices but, in no event, shall such Annual Base Salary be payable less frequently than monthly.

          (b) Benefits. During the term of Employment, the Executive shall be entitled to:

               (i) reimbursement by the Companies of lease payments (at a maximum of $800 per month) and maintenance, fuels, insurance and other incidental expenses of a domestic luxury car:

              (ii) participate in or receive benefits under any employee benefit plan or other arrangement including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements made available by the Companies to any of their employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; and

             (iii) other benefits to be negotiated between the Boards and the Executive.

          (c) Bonus Compensation. In the absolute discretion of the Boards, the Executive may receive a bonus in an amount up to 50% of his Annual Salary ("Bonus Compensation").

          (d) Other Business Expenses. The Companies shall promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties under this Agreement.

          (e) Vacation and Sick Time. The Executive shall be entitled to four weeks vacation each calendar year during the Term of his Employment. The Executive shall be entitled to receive two weeks sick leave each calendar year during the term of his employment.

     6. Termination. The Executive's employment hereunder may be terminated by the Companies or the Executive, as applicable, under the following circumstances:


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     (a) Death. The Executive's employment hereunder shall terminate upon his death. In the case of the Executive's death, the Companies shall pay to the Executive's beneficiaries or estate, as appropriate, (i) promptly after the Executive's death, the unpaid Annual Basic Salary to which he is entitled pursuant to subsection 5(a) through the date of his termination, and (ii) as soon as practicable after the close of the Companies' fiscal year in which the Executive's death occurs, a prorated portion of any unpaid Bonus Compensation determined by the Boards. This subsection 6(a) shall not limit the entitlement of the Executive's estate or beneficiaries to any death or other benefits then available to the Executive under any life insurance or other benefit plan or policy which is maintained by the Companies for the Executive's benefit.

     (b) Disability.

          (i) If the Companies determine in good faith that the Executive has incurred a Disability (as defined below) during the Term of Employment, the Companies may give the Executive written notice of their intention to terminate the Executive's employment. In such event, the Executive's employment with the Companies shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that within the 30 days after such receipt, the Executive shall not have returned to full-time performance of his duties. The Executive shall continue to receive his Annual Base Salary and benefits until the date of termination. In the case of the Executive's Disability, the Companies shall pay to the Executive (a) promptly after the Executive's termination, the unpaid Annual Base Salary to which he is entitled pursuant to subsection 5(a) through the Executive's termination, and (b) as soon as practicable after the close of the fiscal year in which the Executive's termination occurs, a prorated portion of any unpaid Bonus Compensation determined by the Boards. In addition, the Companies shall pay the Executive severance benefits as set forth in Section 7. This subjection 6(b) shall not limit the entitlement of the Executive, his estate, or beneficiaries to any disability or other benefits then available to the Executive under any disability insurance or other benefit plan or policy which is maintained by the Companies for the Executive's benefit.

          (ii) For the purpose of this section "Disability" shall mean the Executive's failure to perform his duties to the Companies on a full-time basis for a total of 12 consecutive weeks or any 16 weeks during any 12-month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Companies and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (c) By the Companies. The Companies may terminate the Executive's employment hereunder for any reason (with or without cause) upon 30 days written notice. In the event the Companies terminate the Executive's employment, the Companies shall pay to the Executive (i) promptly after the Executive's termination, the unpaid Annual Base Salary to which he is entitled pursuant to subsection 5(a) through the Executive's termination, and (ii) as soon as practicable after the close of the fiscal year in which the Executive's termination occurs, a prorated portion of any unpaid Bonus Compensation determined by the Boards. In addition, the Companies shall pay the Executive severance benefits as set forth in Section 7.

          (d) Resignation. The Executive may resign his employment upon 30 days written notice to the Companies. In the case of the Executive's resignation, the Companies shall promptly pay to the Executive (or his representative) the unpaid Annual Base Salary to which he is entitled pursuant to subsection 5(a) through the date the Executive is terminated. The Executive shall be entitled to no other compensation.

          (e) Mutual Agreement. The Executive's employment may be terminated by mutual agreement of the Executive and the Companies at any time.

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     7.   Severance Benefits.

          (a) Termination. If the Executive's employment shall be terminated pursuant to Section 6(b) or 6(c) or if, pursuant to Section 1(b), the Companies shall have given written notice to the Executive that they do not desire to extend the term of this Agreement, the Companies shall pay the Executive severance compensation which shall consist of monthly payment in an amount equal to the Annual Base Salary, provided monthly, which payments shall commence on or after the first day of the first full calendar month following such termination and shall continue until the expiration of the last day of the 12th full calendar month after the termination date (the "Severance Period"). In addition, the Companies shall continue to provide the Executive and his dependents with all medical and dental benefits provided pursuant to Section 5(b)(ii) and (without duplication and to the extent applicable) Section 5(d) for the duration of the Severance Period.

          (b) Survival. The expiration or termination of the Term of Employment shall not impair the rights or obligations of any party hereto which shall have accrued hereunder prior to such expiration.

          (c) Mitigation of Damages. In the event of any termination of the Executive's employment by the Companies or the Executive, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Companies to the Executive under this Agreement.

     8. Resignation Agreement and General Release. The Executive has provided the Companies with copies of the Resignation Agreement and General Release between the Executive, Amwest Surety Insurance Company, Amwest Insurance Group, Inc., Far West Insurance Company and their affiliates, officers, executives, managers, employees, partners and agents dated June 2, 1993 which may limit the businesses which Financial Pacific and the Executive may undertake.

     9.   Confidential Information; Nonsolicitation.

          (a) During the Term of Employment and at all times thereafter, the Executive agrees to hold in confidence and not disclose to any person or entity or use for his own benefit, any and all information regarding the business systems or strategies, advertising or promotions plans or programs, or merchandising methods of the Companies or plans or proposals for development of market areas or other business development or expansion concepts, ideas or strategies of the Companies, or any financial, manufacturing or marketing data, technique, process, formula, developmental or experimental work, work in process, business methods, trade secrets (including, without limitation, any customer list or lists of suppliers), or any other secret or confidential information relating to the business plans, products, services, customers, sales or business affairs of the Companies or its affiliates. Upon termination of employment, the Executive shall deliver to the Companies all documents, records, notebooks, work papers, and all similar repositories containing any of the foregoing information, whether prepared by the Executive, the Companies or anyone else. Without limiting the generality of the foregoing, the Executive shall not disclose the customer list of the Companies or any list of suppliers of the Companies, nor will be advise or aid anyone in doing business with customers of the Companies or suppliers to the Companies or in replicating the business methods or systems of the Companies.

          (b) For a period ending 36 months after termination of employment, Executive shall not solicit any employees of the Companies to become employed by Executive or by any subsequent employer of Executive.





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      10.   Disputes.

            (a) Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of any party to this Agreement, be finally determined and settled by arbitration in Sacramento, California, in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered into any court having jurisdiction thereof.

            (b) If any legal or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.

      11.   Indemnification.

            (a) Financial Pacific Insurance Company and Financial Pacific Insurance Agency shall execute an indemnity agreement in the form attached as Exhibit A.

            (b) Financial Pacific Insurance Group shall execute an indemnity agreement in the form attached as Exhibit B.

      12. Binding on Successors. This Agreement shall be binding upon and inure to the benefit of the Companies, the Executive and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable.

      13. Governing Law. This Agreement is being made and executed and is intended to be performed in the State of California and shall be governed, construes, interpreted and enforced in accordance with the substantive laws of the State of California, without regard to the conflict of laws principles thereof.

      14. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      15. Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid and addressed to the following address:

      If to Financial Pacific
      Insurance Group:              Robert C. Goodell
                                    Financial Pacific Insurance Group
                                    8583 Elder Creek Road
                                    Suite 100
                                    Sacramento, CA 95828


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      With copies to:               FinPac Partners
                                    c/o Riordan, Lewis & Hadon
                                    California Plaza, 29th Floor
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attn.: Patrick C. Haden

      If to Financial Pacific
      Insurance Company:            Robert C. Goodell
                                    Financial Pacific Insurance Company
                                    8583 Elder Creek Road
                                    Suite 100
                                    Sacramento, CA 95828

      With copies to:               FinPac Partners
                                    c/o Riordan, Lewis & Hadon
                                    California Plaza, 29th Floor
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attn.: Patrick C. Haden

      If to Financial Pacific
      Insurance Agency:             Robert C. Goodell
                                    Financial Pacific Insurance Agency
                                    8583 Elder Creek Road
                                    Suite 100
                                    Sacramento, CA 95828

      With copies to:               FinPac Partners
                                    c/o Riordan, Lewis & Hadon
                                    California Plaza, 29th Floor
                                    300 South Grand Avenue
                                    Los Angeles, California 90071
                                    Attn.: Patrick C. Haden

      If to the Executive:          Robert C. Goodell
                                    **

or at any other address any party shall have specified by notice in writing to the other parties.

      16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

      17. ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Companies and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.


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     18.  Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Boards and signed by the Executive and the Companies. By an instrument in writing similarly executed, the Executive of the Companies may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other further exercise of any other right, remedy or power provided herein or by law or in equity.

     19. No Effect on Other Contractual Rights. Notwithstanding Section 7, the provisions Agreement, and any other payment provided for hereunder, shall not reduce any amounts otherwise payable to the Executive under any other agreement between the Executive and the Companies, or in any way diminish the Executive's right under any employee benefit plan, program or arrangement of the Companies to which he may be entitled as an employee of the Companies.

     20. No Inconsistent Action. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

     21. Medical Exam. During each year of the Term of Employment, Executive shall obtain a physical examination at the expense of the Companies and cause the examining physician to provide a detailed written report of such examination, which report Executive shall provide to the Board not later than March 31 of each year.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                              EXECUTIVE

                              /s/ ROBERT C. GOODELL
                              ------------------------------
                              ROBERT C. GOODELL

                              8538 Elder Creek Road
                              Suite 100
                              Sacramento, CA 95828

                              FINANCIAL PACIFIC INSURANCE GROUP, INC.
                              a Delaware Corporation

                              By: /s/ ROBERT C. GOODELL
                                  ----------------------------


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                                        FINANCIAL PACIFIC INSURANCE COMPANY,
                                        a California Corporation


                                        By:              [SIG]
                                            --------------------------------



                                        FINANCIAL PACIFIC INSURANCE AGENCY,
                                        a California Corporation


                                        By:              [SIG]
                                            --------------------------------









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                         [CELERITY PARTNERS LETTERHEAD]

July 30, 1997

Mr. Robert C. Goodell, President
Financial Pacific Insurance Group, Inc.
P.O. Box 292220
Sacramento, CA 95829-2220                                PERSONAL & CONFIDENTIAL

RE: FINANCIAL PACIFIC INSURANCE GROUP, INC.

Bob:

This will confirm our understanding with respect to the following two compensation issues:

1. Accelerated vesting: All management optionholders shall gain two years of vesting in the event of a sale of the company; and

2. Robert Goodell's annual base salary shall be increased to $250,000, effective July 1, 1997.

Call me if you have questions or need additional information.

Best regards,

/s/ STEPHEN E. ADAMSON

Stephen E. Adamson

cc: Patrick C. Haden